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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 27, 2004


                      HARRIS PREFERRED CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                     1-13805
                            (Commission File Number)

            MARYLAND                                             #36-4183096
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

111 WEST MONROE STREET, CHICAGO, ILLINOIS                        60603
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (312) 461-2121

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On January 27, 2004 the Audit Committee of Harris Preferred Capital Corporation ("HPCC") dismissed PricewaterhouseCoopers LLP ("PwC") as its independent accountants effective upon the completion of the audit of HPCC's December 31, 2003 financial statements.

         PwC's reports on HPCC's financial statements as of and for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

         In connection with its audits of the financial statements of HPCC as of and for the years ended December 31, 2002 and 2001, and for the interim period from January 1, 2003 through January 27, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in their report on the financial statements for such years.

         As of and for the years ended December 31, 2002 and 2001 and for the interim period from January 1, 2003 through January 27, 2004, there have been no reportable events (as defined in Regulation S-K, Item 304(a)(l)(v).

         HPCC has provided PwC with a copy of the above disclosures. HPCC requested that PwC deliver to HPCC a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by HPCC, and if not, stating the respects in which it does not agree. PwC's letter dated January 29, 2004, is filed herewith as Exhibit 16.

         On January 27, 2004, the Audit Committee of HPCC engaged KPMG LLP as independent accountants for the year ending December 31, 2004.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

         Exhibit 16. Letter dated January 29, 2004 of PricewaterhouseCoopers
LLP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Harris Preferred Capital Corporation has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  January 30, 2004
                                        /s/ Paul R. Skubic
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                                        Paul R. Skubic
                                        Chairman of the Board and President